As filed with the Securities and Exchange Commission on August 8, 2017.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-8 REGISTRATION STATEMENT NO. 033-88414

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8 REGISTRATION STATEMENT NO. 333-33173

FORM S-8 REGISTRATION STATEMENT NO. 333-34524

FORM S-8 REGISTRATION STATEMENT NO. 333-53302

FORM S-8 REGISTRATION STATEMENT NO. 333-64464

FORM S-8 REGISTRATION STATEMENT NO. 333-87070

FORM S-8 REGISTRATION STATEMENT NO. 333-101757

UNDER
THE SECURITIES ACT OF 1933

THE CHEESECAKE FACTORY INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	51-0340466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26901 Malibu Hills Road, Calabasas Hills, California 91301

(818) 871-3000
(Address, including zip code and telephone number, of Principal Executive Offices)

THE CHEESECAKE FACTORY INCORPORATED
1992 Performance Employee Stock Option Plan

THE CHEESECAKE FACTORY INCORPORATED

1997 Non-Employee Directors Stock Option Plan

THE CHEESECAKE FACTORY INCORPORATED

Year 2000 Performance Stock Option Plan

THE CHEESECAKE FACTORY INCORPORATED

2001 Stock Option Plan
(Full title of the plan)

Matthew E. Clark
Executive Vice President and
Chief Financial Officer
The Cheesecake Factory Incorporated
26901 Malibu Hills Road
Calabasas Hills, California  91301
(818) 871-3000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (each, a “Post-Effective Amendment”) relate to the following Registration Statements of The Cheesecake Factory Incorporated (the “Company”) on Form S-8 (collectively, the “Registration Statements” and each a “Registration Statement”):

•                  Registration Statement on Form S-8 (File No. 033-88414) filed with the Securities and Exchange Commission (the “SEC”) on January 12, 1995 pertaining to the Company’s 1992 Performance Employee Stock Option Plan, Post-Effective Amendment No. 1 thereto filed with the SEC on July 24, 1996 registering 900,000 shares of Company common stock, $0.01 par value per share (“Common Stock”) and Post-Effective Amendment No. 2 thereto filed with the SEC on January 28, 1999 registering 1,200,000 shares of Common Stock, all issuable under the 1992 Performance Employee Stock Option Plan;

•                  Registration Statement on Form S-8 (File No. 333-33173) filed with the SEC on August 8, 1997 pertaining to the Company’s 1997 Non-Employee Directors Stock Option Plan, registering 100,000 shares of Common Stock issuable under such plan.

•                  Registration Statement on Form S-8 (File No. 333-34524) filed with the SEC on April 11, 2000 pertaining to the Company’s Year 2000 Performance Stock Option Plan, registering 300,000 shares of Common Stock issuable under such plan;

•                  Registration Statement on Form S-8 (File No. 333-53302) filed with the SEC on January 5, 2001 pertaining to the Company’s Year 2000 Performance Stock Option Plan, registering 750,000 shares of Common Stock issuable under such plan;

•                  Registration Statement on Form S-8 (File No. 333-64464) filed with the SEC on July 3, 2001 pertaining to the Company’s 2001 Stock Option Plan, registering 1,492,873 shares of Common Stock issuable under such Plan, including 492,873 unissued shares (split adjusted) of Common Stock remaining under the Company’s 1992 Performance Employee Stock Option Plan;

•                  Registration Statement on Form S-8 (File No. 333-87070) filed with the SEC on April 26, 2002 pertaining to the Company’s Year 2000 Performance Stock Option Plan, registering 1,948,400 shares of Common Stock issuable under such plan; and

•                  Registration Statement on Form S-8 (File No. 333-101757) filed with the SEC on December 10, 2002 pertaining to the Company’s Year 2000 Performance Stock Option Plan, registering 1,598,900 shares of Common Stock issuable under such Plan.

All shares of Common Stock registered under the Registration Statements either have been issued upon the exercise of options granted under the Company’s 1992 Performance Employee Stock Option Plan, the Company’s 1997 Non-Employee Directors Stock Option Plan, the Company’s Year 2000 Performance Stock Option Plan and the Company’s 2001 Stock Option Plan or the options to purchase shares of Common Stock have expired by their terms, been cancelled or forfeited. In accordance with the undertakings of the Company contained in each of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered for issuance that remain unsold at the termination of the offering, the Company is filing these Post-Effective Amendments to the Registration Statements to remove and withdraw from registration all, if any, securities of the Company registered but unsold under the Registration Statements as of the date hereof.

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SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing these Post-Effective Amendments No. 1 or No. 3, as the case may be, to the Registration Statements on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas Hills, State of California on this 8th day of August, 2017.

By:	/s/ Matthew E. Clark
Matthew E. Clark
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Pursuant to Rule 478 of the Securities Act of 1933, as amended, the registrant, acting by and through its duly authorized officer, has the power to sign these Post-Effective Amendments No. 1 or No. 3, as the case may be, to the Registration Statements.

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